SUBSCRIPTION AGREEMENT
SAYA INTERNATIONAL CORPORATION

     The securities offered hereby are highly speculative. Investing in shares of Non-Voting Participating Preferred Stock of Saya International Corporation (the "Issuer") involves significant risks. This investment is suitable only for persons who can afford to lose their entire investment. Furthermore, investors must understand that such investment could be illiquid for an indefinite period of time. No public market currently exists for the securities, and if a public market develops following this offering, it may not continue.

     The securities offered hereby have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities or blue sky laws and are being offered and sold in reliance on exemptions from the registration requirements of the Securities Act and state securities or blue sky laws. Although an offering statement has been filed with the Securities and Exchange Commission (the "SEC"), that offering statement does not include the same information that would be included in a registration statement under the Securities Act. The securities have not been approved or disapproved by the SEC, any state securities commission or other regulatory authority, nor have any of the foregoing authorities passed upon the merits of this offering or the adequacy or accuracy of the offering circular.

     Prospective investors may not treat the contents of the Subscription Agreement, the Offering Circular (collectively, the "Offering Materials") or any prior or subsequent communications from the Issuer or any of its officers, employees or as investment, legal or tax advice. In making an investment decision, investors must rely on their own examination of the Issuer and the terms of this offering, including the merits and the risks involved. Each prospective investor should consult the investor's own counsel, accountant and other professional advisor as to investment, legal, tax and other related matters concerning the investor's proposed investment.

     The Issuer reserves the right in its sole discretion and for any reason whatsoever to modify, amend and/or withdraw all or a portion of the offering and/or accept or reject in whole or in part any prospective investment in the securities or to allot to any prospective investor less than the amount of securities such investor desires to purchase.

     Except as otherwise indicated, the Offering Materials speak as of their date. Neither the delivery nor the purchase of the securities shall, under any circumstances, create any implication that there has been no change in the affairs of the Issuer since that date.

     This agreement (Agreement") is made as of the date set forth below by and between the undersigned ("Subscriber") and Saya International Corporation., a Delaware corporation (the "Issuer"), and is intended to set forth certain representations, covenants and agreements between Subscriber and the Issuer with respect to the offering (the "Offering") for sale by the Issuer of shares of its Non-Voting Participating Preferred Stock (the "Shares") as described in the Issuer's Offering Circular dated ____________, 2020 (the "Offering Circular")"), a copy of which has been delivered to Subscriber. The Shares are also referred to herein as the "Securities."

ARTICLE I
SUBSCRIPTION

     1.01 Subscription. Subject to the terms and conditions hereof, Subscriber hereby irrevocably subscribes for and agrees to purchase from the Issuer the number of Shares set forth on the Subscription Agreement Signature Page, and the Issuer agrees to sell such Shares to Subscriber at a purchase price of $1.00 per Share for the total amount set forth on the Subscription Agreement Signature Page (the "Purchase Price"), subject to the Issuer's right to sell to Subscriber such lesser number of Shares as the Issuer may, in its sole discretion, deem necessary or desirable.

     1.02 Delivery of Subscription Amount; Acceptance of Subscription; Delivery of Securities. Subscriber understands and agrees that this subscription is made subject to the following terms and conditions:

     (a) Contemporaneously with the execution and delivery of this Agreement, Subscriber shall pay the Purchase Price for the Shares by check made payable to "Saya International Corporation", or wire transfer in accordance with the instructions set forth on Appendix A hereto;      (b) Payment of the Purchase Price shall be received by the Issuer from Subscriber.

     (c) This subscription shall be deemed to be accepted only when this Agreement has been signed by an authorized officer or agent of the Issuer, and the deposit of the payment of the purchase price for clearance will not be deemed an acceptance of this Agreement;

     (d) The Issuer shall have the right to reject this subscription, in whole or in part;

     (e) The payment of the Subscription Amount (or, in the case of rejection of a portion of the Subscriber's subscription, the part of the payment relating to such rejected portion) will be returned promptly, without interest or deduction, if Subscriber's subscription is rejected in whole or in part or if the Offering is withdrawn or canceled;

     (f) Upon the release of Subscriber's Purchase Price to the Issuer, Subscriber shall receive notice and evidence of the digital entry (or other manner of record) of the number of the Shares owned by Subscriber reflected on the books and records of the Issuer and verified by the Issuer's transfer agent (if any) (the "Transfer Agent"), which books and records shall bear a notation that the Shares were sold in reliance upon Regulation A.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF SUBSCRIBER

     By executing this Subscription Agreement, Subscriber (and, if Subscriber is purchasing the Securities subscribed for hereby in a fiduciary capacity, the person or persons for whom Subscriber is so purchasing) represents and warrants, which representations and warranties are true and complete in all material respects as of the date of each Closing Date:

   2.01 Requisite Power and Authority. Such Subscriber has all necessary power and authority under all applicable provisions of law to execute and deliver this Subscription Agreement. All action on Subscriber's part required for the lawful execution and delivery of this Subscription Agreement has been or will be effectively taken prior to the Closing. Upon execution and delivery, this Subscription Agreement will be a valid and binding obligation of Subscriber, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

   2.02 Investment Representations. Subscriber understands that the Shares have not been registered under the Securities Act. Subscriber also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Subscriber's representations contained in this Subscription Agreement.

   2.03 Illiquidity and Continued Economic Risk. Subscriber acknowledges and agrees that there is no ready public market for the Shares and that there is no guarantee that a market for their resale will ever exist. Subscriber must bear the economic risk of this investment indefinitely and the Issuer has no obligation to list the Shares on any market or take any steps (including registration under the Securities Act or the Securities Exchange Act of 1934, as amended) with respect to facilitating trading or resale of the Shares. Subscriber acknowledges that Subscriber is able to bear the economic risk of losing Subscriber's entire investment in the Shares. Subscriber also understands that an investment in the Issuer involves significant risks and has taken full cognizance of and understands all of the risk factors relating to the purchase of Shares.

   2.04 Stockholder Information. Within five days after receipt of a request from the Issuer, Subscriber hereby agrees to provide such information with respect to its status as a stockholder (or potential shareholder) and to execute and deliver such documents as may reasonably be necessary to comply with any and all laws and regulations to which the Issuers or may become subject, including, without limitation, the need to determine the accredited status of the Issuer's stockholders. Subscriber further agrees that in the event it transfers any Shares, it will require the transferee of such Shares to agree to provide such information to the Issuer as a condition of such transfer.

   2.05 Issuer Information. Subscriber has read the Offering Circular filed with the SEC, including the section titled "Risk Factors." Subscriber understands that the Issuer is subject to all the risks that apply to start-up or early-stage companies, whether or not those risks are explicitly set out in the Offering Circular. Subscriber acknowledges that no representations or warranties have been made to Subscriber, or to Subscriber's advisors or representative, by the Issuer or others with respect to the business or prospects of the Issuer or its financial condition.

   2.06 Valuation. Subscriber acknowledges that the price of the Shares was set by the Issuer on the basis of the Issuer's internal valuation and no warranties are made as to value. Subscriber further acknowledges that future offerings of Shares may be made at lower valuations, with the result that the Subscriber's investment will bear a lower valuation.

   2.07 Domicile. Subscriber maintains Subscriber's domicile (and is not a transient or temporary resident) at the address shown on the signature page.

   2.08 No Brokerage Fees. There are no claims for brokerage commission, finders' fees or similar compensation in connection with the transactions contemplated by this Subscription Agreement or related documents based on any arrangement or agreement binding upon Subscriber. Subscriber will indemnify and hold the Issuer harmless against any liability, loss or expense (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

   2.09 Foreign Investors. If Subscriber is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), Subscriber hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Subscription Agreement, including (a) the legal requirements within its jurisdiction for the purchase of the Shares, (b) any foreign exchange restrictions applicable to such purchase, (c) any governmental or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares. Subscriber's subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of the Subscriber's jurisdiction.

ARTICLE III
SURVIVAL; INDEMNIFICATION

   3.01 Survival; Indemnification. All representations, warranties and covenants contained in this Agreement and the indemnification contained herein shall survive (a) the acceptance of this Agreement by the Issuer, (b) changes in the transactions, documents and instruments described herein which are not material or which are to the benefit of Subscriber, and (c) the death or disability of Subscriber. Subscriber acknowledges the meaning and legal consequences of the representations, warranties and covenants in Article II hereof and that the Issuer has relied upon such representations, warranties and covenants in determining Subscriber's qualification and suitability to purchase the Shares. Subscriber hereby agrees to indemnify, defend and hold harmless the Issuer, its officers, directors, employees, agents and controlling persons, from and against any and all losses, claims, damages, liabilities, expenses (including attorneys' fees and disbursements), judgments or amounts paid in settlement of actions arising out of or resulting from the untruth of any representation of Subscriber herein or the breach of any warranty or covenant herein by Subscriber. Notwithstanding the foregoing, however, no representation, warranty, covenant or acknowledgment made herein by Subscriber shall in any manner be deemed to constitute a waiver of any rights granted to it under the Securities Act or state securities laws.

ARTICLE IV
MISCELLANEOUS PROVISIONS

4.01 Captions and Headings. The Article and Section headings throughout this Agreement are for convenience of reference only and shall in no way be deemed to define, limit or add to any provision of this Agreement.

4.02 Notification of Changes. Subscriber agrees and covenants to notify the Issuer immediately upon the occurrence of any event prior to the consummation of this Offering that would cause any representation, warranty, covenant or other statement contained in this Agreement to be false or incorrect or of any change in any statement made herein occurring prior to the consummation of this Offering.

4.03 Assignability. This Agreement is not assignable by Subscriber, and may not be modified, waived or terminated except by an instrument in writing signed by the party against whom enforcement of such modification, waiver or termination is sought.

4.04 Binding Effect. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns, and the agreements, representations, warranties and acknowledgments contained herein shall be deemed to be made by and be binding upon such heirs, executors, administrators, successors, legal representatives and assigns.

4.05 Obligations Irrevocable. The obligations of Subscriber shall be irrevocable, except with the consent of the Issuer, until the consummation or termination of the Offering.

4.06 Entire Agreement; Amendment. This Agreement states the entire agreement and understanding of the parties relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written. No amendment of the Agreement shall be made without the express written consent of the parties.

4.07 Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect any other provision hereof, which shall be construed in all respects as if such invalid or unenforceable provision were omitted.

4.08 Venue; Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

4.09 Notices. All notices, requests, demands, consents, and other communications hereunder shall be transmitted in writing and shall be deemed to have been duly given when hand delivered or sent by certified mail, postage prepaid, with return receipt requested, addressed to the parties as follows: to the Issuer, at 1209 Orange Street, Wilmington, Delaware 19801, and to Subscriber, at the address indicated below. Any party may change its address for purposes of this Section by giving notice as provided herein.

4.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

SUBSCRIPTION AGREEMENT SIGNATURE PAGES

     The undersigned, desiring to purchase shares of common stock of Saya International Corporation., by executing this signature page, hereby executes, adopts and agrees to all terms, conditions and representations of the Subscription Agreement.

Section 1: Purchase Amount

Number of Shares of Non-Voting Participating Preferred Stock Purchased:
Total Purchase Price ($1,000.00 per Share):

Section 2: Subscriber Information

Subscriber Type:
Full Name of Subscriber:
Full Name and Title of Authorized Signatory:
Email Address:
Address for Mailing Purposes:
Name of Contact Person:

Section 3: Registration Instructions

Name:
Address:

Section 4: Subscriber's Signature

     By executing this Subscription Agreement, the Subscriber is consenting (on his/her own behalf), to the collection, use and disclosure of personal information.
Subscriber Signature:
Joint Subscriber Signature (if applicable):

Section 5: Acceptance by Saya International Corporation

This subscription agreement is accepted by:

Saya International Corporation

_____________________
William Wassink
Chairman of the Board of Directors

Effective Acceptance Date: